                                                                    EXHIBIT 12.1

                             STIFEL FINANCIAL CORP.
                       Ratio of Earnings to Fixed Charges

                                                              FOR THE YEARS ENDED DECEMBER 31,
                                                ----------------------------------------------------------------
                                                 2001            2000          1999          1998          1997
                                                -------        -------        -------       -------      -------
Earnings:
    Income before income taxes...............   $ 3,387        $14,689        $10,973       $ 8,589      $ 9,421
    Add back:
      Interest expense.......................    11,722         20,594         10,097         9,798       12,991
      Rent expense (1).......................     2,739          2,226          1,730         1,405          994
                                                -------        -------        -------       -------      -------
        Earnings.............................    17,848         37,509         22,800        19,792       23,406
                                                =======        =======        =======       =======      =======
Fixed charges:
    Interest expense.........................    11,722         20,594         10,097         9,798       12,991
    Rent expense.............................     2,739          2,226          1,730         1,405          994
                                                -------        -------        -------       -------      -------
        Fixed charges........................   $14,461        $22,820        $11,827       $11,203      $13,908
                                                =======        =======        =======       =======      =======
Ratio of earnings to fixed charges...........     1.28x          1.64x          1.93x         1.77x        1.67x
                                                =======        =======        =======       =======      =======


(1) Represents one-third of rent expense, which Stifel Financial Corp. believes is a reasonable approximation of the interest factor of such rent expense.